UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 6, 2010

AXION INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, NJ 07974
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 908-542-0888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Axion International Holdings, Inc. (the “Company”) appointed Anthony B. Hatch as a member of the Board of Directors effective December 6, 2010.

Mr. Hatch, age 50, is the founder of ABH Consulting which he started in 1999 to provide independent analytical research and consulting services in the freight and railroad industries to private equity funds, hedge funds and major railroads.  He is a frequent contributor to Progressive Railroading, a leading railroad industry publication, and is the co-sponsor of RailTrends, a railway industry conference held each Fall in New York City.  Mr. Hatch has been a senior transportation analyst on Wall Street for over twenty years, having worked at Salomon Brothers, Argus Research, PainWebber and NatWest.  Mr. Hatch received his bachelor of arts, cum laude, from Harvard University in 1982.

With respect to the appointment of Mr. Hatch, there are no arrangements or understandings between him and the Company and any other persons pursuant to which he was selected as a director.  In connection with his appointment as a director, Mr. Hatch will receive options to purchase 150,000 shares of the Company’s Common Stock at an exercise price of $1.20 per share.  One-third of such options will vest immediately, and the remaining options will vest over a period of two years.

A copy of the press release, dated December 9, 2010, related to the appointment of Mr. Hatch is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release dated December 9, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2010

AXION INTERNATIONAL HOLDINGS, INC.

s/Steven Silverman
Name:	Steven Silverman
Title:	President